Exhibit 10.19

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

FLEXTRONICS AND CUSTOMER CONFIDENTIAL

Flextronics Design and Manufacturing Services Agreement

This Design and Manufacturing Services Agreement (the “Agreement”) is made as of September 28th 2012 (the “Effective Date”), by and between FireEye Incorporated, having its place of business at 1440 McCarthy Blvd Milpitas, CA 95035 (“Customer”) and Flextronics Telecom Systems, Ltd., having its place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“Flextronics”).

Customer desires to engage Flextronics to perform certain design and manufacturing services as set forth in this Agreement. The parties agree as follows:

1.	DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement and Exhibit 1 attached hereto and incorporated herein by reference.

2.	DESIGN SERVICES ENGAGEMENT

a)	Customer hereby engages Flextronics to perform design and development, pre-production manufacturing engineering, and prototype and first article manufacturing (the “Design Services”) related to the product described in the written designs and specifications of Customer (the “Design Specifications”) attached to a Design Statement of Work prepared by mutual agreement of the parties (the “Design Statement of Work”). Each Design Statement of Work under this Agreement shall be substantially in the form attached hereto as Schedule A and shall be consecutively numbered (Design Statement of Work A-1, A-2, A-3, etc.). Customer will issue purchase orders for the Design Services to Flextronics in accordance with the Design Statement of Work and Section 4 below.

b)	Flextronics will perform the Design Services in a professional and workmanlike manner in accordance with generally accepted industry standards on workmanship and with the Design Statement of Work. The Deliverables will conform in all material respects to the Design Specifications. The foregoing constitute the sole and exclusive warranties of Flextronics with respect to the Design Services, and except as otherwise expressly provided herein, the Deliverables (including any prototype or trial units of the Product) shall be provided on an “as-is” basis. Flextronics makes no warranty whatsoever with respect to commercial products manufactured by third parties based on or incorporating all or any part of the Deliverables.

c)	In the event the Design Specifications require that the Product be compliant with Environmental Regulations, Customer agrees that Flextronics is only responsible for ensuring that, for the Materials that Flextronics includes in the Deliverables, Flextronics has received from suppliers of such Materials a certificate of compliance with such Environmental Regulations. Flextronics will retain Material compliance documentation and share with Customer as described in (Exhibit 5). Customer agrees that Flextronics has no responsibility for Customer Specified Materials.

3.	MANUFACTURING SERVICES

The following terms apply only to the manufacture of commercial quantities of the Product:

Work. Customer hereby engages Flextronics to perform the work (hereinafter “Work”). “Work” shall mean to procure Materials and to manufacture, assemble, and test products (hereinafter “Products”), pursuant to detailed written Manufacturing Specifications, which may be prepared as part of the Design Services set forth in Section 2 above. The “Manufacturing Specifications” for each Product or revision thereof, shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. After the

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initial Manufacturing Specifications are agreed upon by the parties, the Manufacturing Specifications included in Flextronics’s production document management system and maintained in accordance with the terms of this Agreement. The Work does not include any new product introduction (NPI) or product prototype services related to the Products, which is considered “Design Services” as provided in this Agreement.

3.1. Engineering Changes. Customer may request that Flextronics incorporate engineering changes into the Product by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost and each evaluation and notification to the Customer must be completed within [***] from the receipt of the change request. Flextronics will proceed with engineering changes when the parties have agreed upon the changes to the Manufacturing Specifications, delivery schedule and Product pricing and the Customer has issued a purchase order for the implementation costs.

3.2. Tooling; Non-Recurring Expenses; Software. Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, equipment or software and other reasonably necessary non-recurring expenses, to be set forth in Flextronics’s quotation. All software that Customer provides to Flextronics or any test software that Customer engages Flextronics to develop is and shall remain the property of Customer.

3.3. Cost Reduction. Flextronics agrees to seek ways to reduce the cost of Products by methods such as elimination of Materials, cost reduction of Materials, redefinition of Manufacturing Specifications, and re-design of assembly or test methods. [***]

3.4. Product Cost. The Product cost will be reviewed quarterly by the parties. Any changes and timing of changes shall be agreed by the parties, in writing, and such agreement not to be unreasonably withheld or delayed. In the event the parties do not agree to a revised cost, the cost will remain unchanged from the prior quarter. Cost reductions as identified in Section 3.3 will be reviewed, and implemented, during the quarterly review.

4.	FORECASTS; ORDERS; FEES; PAYMENT

4.1. Forecast; Orders. Customer shall provide Flextronics, on a monthly basis; a rolling [***] forecast indicating Customer’s monthly Product requirements. The first [***] of the forecast will constitute Customer’s written purchase order for all Work to be completed within the [***] period. Such purchase orders will be issued in accordance with the terms of Section 4.2 below.

4.2. Purchase Orders; Precedence. Customer may use its standard purchase order form for any notice provided for hereunder; provided that all purchase orders must reference this Agreement and the applicable Manufacturing Specifications. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

4.3. Purchase Order Acceptance. Purchase orders shall normally be deemed accepted by Flextronics, provided however that Flextronics may reject any order: (a) that is an amended order in accordance with Section 6.2 below because the order is outside of the Flexibility Table; (b) if the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; (c) if the purchase order represents a deviation from the forecast for the same period unless such deviation is within the parameters of the Flexibility Table; or (d) if the purchase order would extend Flextronics’s

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liability beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within three (3) business days of receipt of such purchase order.

4.4. Fees; Changes; Taxes.

(a) The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 4.4 (the “Fee List”). For each Design Statement of Work under this Agreement the parties shall mutually agree upon a Fee List, which shall be consecutively numbered to correlate to the applicable Design Statement of Work (e.g., Fee List B-1, B-2, B-3, etc) and incorporated by reference or attached to Exhibit 4.4. In the event that the Fee List is not attached or completed, then the initial fees will be agreed by the parties and will be indicated on the purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b) Customer will be responsible for additional fees and costs (“Additional Fees”), if any, due to: (i) changes to the Design Specifications or Manufacturing Specifications, (ii) failure of Customer or its subcontractor to perform its responsibilities with respect to the Design Services, including without limitation, a failure to timely provide sufficient quantities or a reasonable quality level of Customer Specified Materials, as set forth in Exhibit 1 to this Agreement and Section 5.2, where applicable to sustain the production schedule, (iii) extension of any milestone completion schedule under the Design Statement of Work due to causes outside of Flextronics’s control, and (iv) any expediting charges because of a change in Customer’s requirements which charges are pre-approved. Flextronics will notify Customer and will receive Customer’s written approval before incurring any Additional Fees.

(c) The fees may be reviewed periodically by the parties. Any changes and timing of changes shall be agreed by the parties, in writing, and such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased, or decreased, if the market price of fuels, Materials, equipment, labor and other production costs, increase, or decrease, beyond normal variations in pricing or currency exchange rates as demonstrated by Flextronics.

(d) All fees are exclusive of federal, state and local excise, sales, use, VAT and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. Should all or any portion of the Design Services performed by Flextronics under this Agreement be deemed, at any time, to be taxable; Flextronics shall notify Customer, in writing, prior to invoicing Customer for such taxes and Customer shall pay all such invoices submitted by Flextronics per the terms of this Agreement. This subsection (d) does not apply to taxes on Flextronics’s net income.

(e) The Fee List will be based on the exchange rate(s) for converting the purchase price for Inventory and Design Materials Inventory denominated in the Parts Purchase Currency(ies) into the Functional Currency. The fees may be adjusted in conjunction with the quarterly price review, based on material changes in the Exchange Rate(s) as reported on the last business day of each quarter, for the following quarter. “Exchange Rate(s)” is defined as the closing currency exchange rate(s) as reported on Reuters’ page FIX on the last business day of the current month prior to the following month. “Functional Currency” means the currency in which all payments are to be made pursuant to Section 4.5 below. “Parts Purchase Currency(ies)” means U.S. Dollars, Japanese Yen and/or Euros to the extent such currencies are different from the Functional Currency and are used to purchase Inventory needed for the performance of the Design Services and/or the Work forecasted to be completed during the applicable month.

(f) Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, equipment or software necessary for the design, testing and development of the Deliverables. Said Tooling shall only be used for the manufacture and test of FireEye Products, and FireEye shall retain ownership for tooling.

4.5. Payment.

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(a) Customer agrees to pay all [***] invoices in U.S. Dollars within [***] days of the date of the invoice unless different terms are agreed upon by both parties as identified in an applicable Schedule. Customer shall pay all undisputed portions of any disputed invoice in accordance with the [***] day payment terms. Payment for disputed portions is due promptly upon resolution of the dispute if such resolution is later than the initial due date for the invoice; otherwise, payment is due on the due date established for the original invoice.

(b) The parties shall mutually agree whether the fees for Design Services are to be paid for by one of the following methods: (i) upfront at the start of the project, (ii) in agreed installment payments over a defined term, or (ii) some combination of (i) and (ii). The applicable method of payment shall be set out in the Fee List.

4.6. Late Payment. Customer agrees to pay [***] on all late payments. Furthermore, if Customer is late with payments or if Flextronics has reasonable cause to believe that Customer may not be able to pay, Flextronics may: (a) stop all Design Services or Work, as applicable, under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (b) demand prepayment for Design Services or purchase orders; (c) delay shipments; (d) retain all work in process until all outstanding invoices are paid in full and, (e) to the extent that Flextronics project personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, invoice Customer for additional fees before the Design Services or Work, as applicable can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

5.	MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

5.1. Authorization to Procure Design Materials Inventory, Inventory and Special Inventory. Customer’s accepted purchase orders for Design Services and/or the Work (as applicable) authorize Flextronics to procure, without Customer’s prior approval, (a) Design Materials Inventory and the Inventory to create the Deliverables or manufacture the Products covered by such purchase orders, as applicable, based on the Lead Time and (b) certain Special Inventory based on Customer’s purchase orders and forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such orders are placed and Minimum Order Inventory as required by the supplier. Flextronics will only purchase Economic Order Inventory with the prior written approval of Customer. Customer agrees to pay any expedite charges (including any broker fees) required by suppliers to receive Design Materials Inventory prior to the end of the normal Lead Time unless those delays and associated expedite fees were caused by Flextronics.

5.2. Customer Specified Materials. Customer may direct Flextronics to purchase Customer Specified Materials in accordance with the terms of this Agreement. Customer acknowledges that the pricing and terms and conditions under which Flextronics must purchase these Customer Specified Materials may directly impact Flextronics’s ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring in the supply of the Products pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that the purchase of Customer Specified Materials will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to a methodology to compensate Flextronics for such additional costs.

5.3. Preferred Supplier. In connection with the Design Services, Flextronics shall prepare an Approved Vendor List for Customer’s acceptance and approval. As part of the Work, Flextronics shall maintain the Approved Vendor List. Flextronics shall purchase from vendors on a current AVL the Materials required to manufacture the Product. Flextronics may be included on such AVLs for Materials that Flextronics can supply provided those Materials conform to Customer’s specific qualification requirements. If Flextronics’s prices are competitive, and its quality is equal to or higher than other

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vendors, Customer approval will not be unreasonably withheld to Flextronics sourcing Materials from itself. For purposes of this Section 5.3 only, the term “Flextronics” includes any companies affiliated with Flextronics.

5.4. Customer Responsibility for Design Materials Inventory. Customer will pay Flextronics a monthly carrying fee of [***] for all Design Materials Inventory that has been held by Flextronics for longer than [***] from receipt at Flextronics’s facility and that is not covered by a purchase order backlog deliverable in the next [***] under a Design Statement of Work. Upon completion of the Design Services or termination of this Agreement, Customer will either (a) purchase any remaining Design Materials Inventory from Flextronics at Cost plus a [***] material handling fee; or (b) direct Flextronics to return such materials to the supplier (if returnable) and pay Flextronics the difference between the reimbursement actually received by Flextronics and the Cost plus a [***] material handling fee; or (c) direct Flextronics to sell such materials to a production facility selected by Customer and pay Flextronics the difference between the sale price actually received by Flextronics and the Cost plus a [***] material handling fee. Customer acknowledges and agrees that any Materials that Customer authorizes Flextronics to purchase through the issuance of a purchase order for Product prior to Customer’s final acceptance of the Design Deliverables pursuant to Section 7.1 below are considered Design Materials Inventory and subject to the terms of this Section 5.4.

5.5. Customer Responsibility for Inventory and Special Inventory. Customer is financially responsible under the conditions provided in this Agreement for all Materials, Inventory and Special Inventory purchased by Flextronics under this Section 5.

5.6. Materials Warranties. In connection with the performance of the Work, Flextronics shall endeavor to obtain and pass through to Customer the following warranties with regard to the Materials (other than the Production Materials): (i) conformance of the Materials with the vendor’s specifications and/or with the Specifications; (ii) that the Materials will be free from defects in workmanship; (iii) that the Materials will comply with Environmental Regulations; and (iv) that the Materials will not infringe the intellectual property rights of third parties.

6.	SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE

This Section 6 applies to Product manufactured as part of the Work and not to the manufacture of prototypes or preproduction units.

6.1. Shipments. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Manufacturing Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Shipments will be made EXW (Ex works, Incoterms 2010) Flextronics’s facility, at which time risk of loss and title will pass to Customer. To the extent that Customer performs importation; Customer shall be the importer of record. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original price quotation for the Products, will be paid by Customer. In the event Customer designates a freight carrier to be utilized by Flextronics, Customer agrees to designate only freight carriers that are currently in compliance with all applicable laws relating to anti-terrorism security measures and to adhere to the C-TPAT (Customs-Trade Partnership Against Terrorism) security recommendations and guidelines as outlined by the United States Bureau of Customs and Border Protection and to prohibit the freight carriage to be sub-contracted to any carrier that is not in compliance with the C-TPAT guidelines.

6.2. Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the flexibility table below (the “Flexibility Table”):

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Maximum Allowable Variance From Accepted Purchase Order Quantities/Shipment Dates
# of days before Shipment Date on Purchase Order	Allowable Quantity Increases	Maximum Reschedule Quantity	Maximum Reschedule Period

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Any decrease in quantity which is not rescheduled in accordance with the Flexibility Table in this Section 6.2 is considered a cancellation. Quantity cancellations are governed by the terms of Section 6.3 below. Any specific purchase order quantities rescheduled pursuant to this Section 6.2(a) may not be subsequently increased or rescheduled.

(b) All reschedules to push out delivery dates outside of the table in subsection (a) require Flextronics’s prior written approval, which shall not be unreasonably withheld (but which may be withheld if Flextronics can demonstrate that such rescheduling would have a negative impact to Flextronics). If Customer and Flextronics do not agree in writing to specific terms with respect to any approved reschedule outside of this Section 6.2(a), then Customer will pay Flextronics the Monthly Charges for any such reschedule, calculated as of the first day after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule is not used to manufacture Product pursuant to an accepted purchase order within [***] of such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than [***] since such reschedule, then Customer agrees to pay Flextronics a carrying cost of [***] per month for said inventory and immediately purchase any Affected Inventory and/or Special Inventory at the end of the [***] month upon receipt of an appropriate invoice by paying the Affected Inventory Costs. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 6.3, 6.4 and 6.5 below.

(c) Flextronics will use all reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All reschedules or quantity increases outside of the table in subsection (a) require Flextronics’s approval, which shall not be unreasonably withheld (but which may be withheld if Flextronics can demonstrate that such rescheduling would have a negative impact to Flextronics). If Flextronics agrees to accept a reschedule to pull in a delivery date or an increase in quantities in excess of the flexibility table in subsection (a) and if there are extra costs to meet such reschedule or increase, Flextronics will inform Customer for its acceptance and approval in advance.

(d) Any delays in the normal production or interruption in the workflow process caused by Customer’s changes in the Manufacturing Specifications will be considered a reschedule of any affected purchase orders for purposes of this Section 6.2 for the period of such delay.

(e) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (b), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory.

6.3. Cancellation of Orders and Customer Responsibility for Inventory.

(a) Customer may not cancel any portion of Product quantity of an accepted purchase order within [***]. Customer may cancel any portion of Product quantity of an accepted purchase order with a shipment date greater than [***] with Flextronics’s prior written approval. If Customer and Flextronics do not agree in writing to specific terms with respect to any

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cancellation, then and Customer will pay Flextronics the Monthly Charges for any such cancellation, calculated as of the first day after such cancellation for any Inventory or Special Inventory procured by Flextronics to support the original delivery schedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than [***] since such cancellation, then Customer agrees to immediately purchase from Flextronics such Inventory and/or Special Inventory by paying the Affected Inventory Costs.

(b) Notwithstanding anything else in this Agreement, Customer shall be responsible for the following for Customer Specified Materials:

(i) Excess Inventory.

A. Carrying Charges. At the end of every calendar month, Flextronics shall report the Excess Inventory. After a validation period, which shall not exceed [***], Customer shall pay Flextronics a carrying cost fee equal to the Cost of the Excess Inventory times the Monthly Charges.

(ii) Obsolete Inventory. At the end of every calendar month, Flextronics shall report the Obsolete Inventory. After a validation period, which shall not exceed [***], Customer shall purchase the Obsolete Inventory at a price equal to the Cost plus MOH.

(iii) Aged Inventory. At the end of every calendar month, Flextronics shall report the Aged Inventory. After validation, which shall not excess [***], Customer shall purchase the Aged Inventory at a price equal to the Cost plus MOH. Prior to invoicing Customer for the amounts due pursuant to (ii) and (iii) of this section, Flextronics shall use commercially reasonable efforts [***] to return unused Inventory and Special Inventory and to cancel pending orders for such Inventory, and to otherwise mitigate the amounts payable by Customer.

Flextronics shall ship the Inventory and Special Inventory paid for by Customer under this section to Customer promptly upon said payment by Customer. In the event Customer does not pay under the standard payment terms of this Agreement, Flextronics shall be entitled to dispose of such Inventory and Special Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties. Flextronics shall then submit an invoice for the balance amount due and Customer agrees to pay said amount under the standard payment terms of this Agreement of its receipt of the invoice.

If the forecast for any period is less than the previous forecast supplied over the same period, that amount will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support the forecast.

(c) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the “Lead Time” shall be calculated as the Lead Time at the time of (i) procurement of the Inventory and Special Inventory; (ii) cancellation of the purchase order or (iii) termination of this Agreement, whichever is longer.

6.4. Customer Responsibility for Ordered Product; Storage of Ordered Product. In the event Customer does not arrange for the prompt pickup of Products ordered by it under this Agreement after being informed in writing, by Flextronics that such Products are ready for pickup in accordance with Customer’s purchase order, or Customer attempts to reschedule or cancel a delivery of Products previously ordered by Customer, in a manner not permitted by this Agreement, and the Customer has not responded within a cure period of ten business days after written notification is received, then Customer hereby authorizes Flextronics to transfer such Products to a warehouse operated by Flextronics or a third party. If Customer specifies a third party to whom the Products should be transferred and such third party acknowledges that it will receive the Products, then Flextronics will transfer the Products to such third party; in the absence of such direction and acknowledgement, Flextronics reserves the right to transfer the Products to a warehouse provider of Flextronics’s selection. If the Products are transferred to a warehouse operated by Flextronics, then a portion of a warehouse operated by Flextronics will be assigned to Customer for its exclusive use. Such transfer shall be considered a delivery and sale to Customer for purposes of this Agreement, and title and risk of loss for such Products shall thereupon transfer from Flextronics to Customer. If Flextronics transfers such Products to a third party warehouse

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provider (a “3PL”), then Flextronics shall endeavor to identify the coverage for any loss of the Products and any insurance carried by the 3PL with respect to any Products in the 3PL’s possession and to make such information available to Customer upon request. In accordance with the terms of this Agreement, Flextronics shall invoice Customer for such sale. Customer may also be invoiced for storage and handling charges equal to [***] of the contract fees for the Products per month, or any portion thereof, that the Products are stored for Customer. Such storage and handling fee shall cover the expense of storage, security, and transporting the goods to and from such site. During the time that the Products are stored pursuant to this Section 6.5 hereof, Customer shall have the right, upon reasonable notice, to inspect the Products for the purposes of this Agreement. Upon Customer’s request, Flextronics shall ship the Products to Customer under the terms of this Agreement.

6.5. No Waiver. For the avoidance of doubt, Flextronics’s failure to invoice Customer for any of the charges set forth in this Section 6 does not constitute a waiver of Flextronics’s right to charge Customer for the same event or other similar events in the future. However, Customer and Flextronics agree to invoice each other within [***] of the incurred liability for any and all services, products, components, or other items provided or sold by one party to the other. Neither party will have any obligation to pay for any such services, products, components, or other items invoiced greater than [***] or mutually agreed to longer period after services were performed.

7.	DELIVERABLES AND PRODUCT ACCEPTANCE

7.1. Deliverables. Upon receipt of a Deliverable from Flextronics in accordance with the Design Statement of Work, Customer shall have [***] to accept or reject the Deliverable. If Customer determines that the Deliverable fails to satisfy the criteria for acceptance set forth in the Design Statement of Work, then, Customer may choose not to accept such Deliverable, and shall provide Company with a notice stating in reasonable detail the manner in which the unaccepted Deliverable failed to meet with such criteria. Upon receipt of such a notice, Flextronics shall, adjust the unaccepted Deliverable and Customer shall have an additional [***] within which to accept such corrected Deliverable. The parties agree to repeat the procedure set forth in this Section up to [***] times. If after [***] attempts, the non-conformities and deficiencies are not corrected and Customer determines that it wants Flextronics to continue to attempt to correct the non-conformities and deficiencies, then either (i) the parties will enter into a mutually agreeable change order that will allow Flextronics to be paid on a time and material basis for the ongoing work, or (ii) the Agreement may be terminated by Customer of Flextronics pursuant to Section 12.2(a).

7.2. Products. The Products delivered by Flextronics will be inspected and tested as required by Customer within [***] of receipt at the “ship to” location on the applicable purchase order. If Products do not comply with the express limited warranty set forth in Section 8.1 below, Customer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted (although still subject to the express limited warranties stated in this Agreement). Customer may return defective Products, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics’s option, and returned freight prepaid. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

8.	WARRANTIES

The following terms apply only to the manufacture of commercial quantities of the Product as part of the Work:

8.1. Express Limited Product Warranty. This Section 8.1 sets forth Flextronics’s sole and exclusive warranty with respect to the Product and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty.

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(a) Flextronics warrants that, for a period of [***] from the date of manufacture of the Product, (i) the Product will be free from defects in workmanship and Materials; (ii) the Product shall perform in accordance with the Manufacturing Specifications; and (iii).the Production Materials are in compliance with Environmental Regulations. Notwithstanding the foregoing, Flextronics makes no warranty for (i) Customer Specified Materials and disclaims any other warranty to the extent any defect has been caused by Customer Specified Materials (but Flextronics will pass on to Customer all manufacturers’ warranties for Customer Specified Materials to the extent that they are transferable); (ii) Product that has been abused, damaged, altered or misused or mishandled; (iii) prototypes and pre-production units; or (iv) defects resulting from any tooling, designs or instructions provided by Customer. Customer shall be liable for costs or expenses incurred by Flextronics arising out of or related to the foregoing exclusions. The applicability of an exclusion shall be as agreed between the parties in good faith and using industry standards. In the event of a breach of warranty, Flextronics shall, at its option and at its expense (and as Customer’s sole and exclusive remedy for breach of any warranty), repair, or replace the Product found defective during the warranty period. If the Product cannot be repaired or replaced, then Flextronics shall issue a credit to the Customer in an amount equal to the prorated useful life of the Product based on a [***] useful life.

(b) Customer shall return Products covered by the warranty freight prepaid after completing a failure report and obtaining a return material authorization number, which must be issued within twenty-four (24) hours of receipt of the request, from Flextronics which must be displayed on the shipping container. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

(c) Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Furthermore, Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product that are based on privity of contract.

8.2. No Representations or Other Warranties. FLEXTRONICS MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE DESIGN SERVICES, DELIVERABLES, PERFORMANCE OF THE WORK OR PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

9.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES

9.1. Flextronics Background Property. Flextronics’s “Background Property” shall mean and include, without limitation, Flextronics’s know-how, design tools, methodologies, software, algorithms, or other means that may be used to (i) design, manufacture, assemble or test products, or (ii) design production means or the processes by which products are manufactured, assembled, or tested or any improvements or modifications thereto. Flextronics owns or has the right to use all of the Intellectual Property Rights in its Background Property which Background Property is not incorporated into the New Developments. Customer acknowledges and agrees that this Agreement shall not affect the ownership of, nor convey any licenses or rights under any of the Intellectual Property Rights in the Flextronics’s Background Property, either expressly, impliedly or otherwise to Customer or any other third party.

9.2. Third Party Technology; Essential IP. Customer shall be responsible for obtaining any necessary license or other rights and for paying any royalties or license fees in connection with any third party technology and any Intellectual Property Rights (including any Essential IP) incorporated in the Deliverables or Product, and for providing adequate assurances to Flextronics, upon Flextronics’s reasonable request that Customer has secured such rights or paid such royalties or fees.

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9.3. Independent Work. This Agreement shall not affect the ownership of, nor convey any licenses to, any innovation, improvement, idea, method, technique or work of authorship, or any Intellectual Property Right therein, which is created during or subsequent to the term of this Agreement by a party outside the performance of the Design Services or any other matters under this Agreement without reference to, or other use of, the Confidential Information of the other party (an “Independent Work”).

9.4. New Developments. Flextronics agrees that, upon acceptance of a Deliverable pursuant to Section 7.1 and payment, all designs, plans, reports, drawings, schematics, prototypes, models, inventions, copyrights, and all other information and items made or conceived by Flextronics or by its employees, contract personnel, or agents during the course of this Agreement and that: (a) incorporate or reflect Customer-specific developments (e.g., Customer logos, trademarks, “look & feel,” and other Customer-specific design elements), and (b) incorporated into the Deliverables (the “New Developments”) and all Intellectual Property Rights in the New Developments are assigned to Customer as its sole and exclusive property, subject only to any third party Intellectual Property Rights identified in Section 9.2. For the avoidance of doubt, Flextronics methodologies and unrelated developments are owned by Flextronics.

9.5. Licenses.

(a) Customer hereby grants Flextronics a non-exclusive, royalty-free license during the term of this Agreement to use and copy any of Customer’s Intellectual Property Rights as necessary to perform Flextronics’s obligations under this Agreement.

(b) Except as set forth in Section 9.4 and subsection (a) above, each party acknowledges and agrees that no licenses or rights under any of the Intellectual Property Rights of the other party are given or intended to be given to such other party.

10.	INDEMNIFICATION; LIMITATION OF LIABILITY

10.1 Indemnification by Customer. Customer shall defend Flextronics, its affiliated companies, officers, directors, employees, and agents (each a “Flextronics Indemnitee”) from and against all third party claims listed below (each a “Claim”), and indemnify and hold harmless any Flextronics Indemnitee from the resulting costs and damages awarded against Flextronics to the third party making such Claim, by a trial court of competent jurisdiction (or such arbitrator or other third party with equivalent authority to decide the Claim) or agreed to in settlement subject to the remaining provision of this Section 10. In addition, Customer shall reimburse Flextronics from all costs (including reasonable attorneys’ fees) incurred by Flextronics in connection with a Claim from the time Flextronics notifies Customer in writing of the Claim (no later than thirty (30) days from the date Flextronics learns of such Claim (“Notice”)) until Customer assumes primary control of the defense.

If: (i) Flextronics provides Notice to Customer of a Claim; and (ii) Customer decides that such a Claim does not fall under its indemnification obligations hereunder (“Non-Indemnity Action”); and (iii) Flextronics defends or settles such Non-Indemnity Action; and (iv) a court of competent jurisdiction or arbitrator holds that the Claim is one for which Customer should have defended and indemnified Flextronics, then Customer shall indemnify and reimburse Flextronics for all costs and expenses (including all damages, settlement payments, attorneys’ fees and other costs) arising from such Non-Indemnity Action.

Customer’s obligations of defense and indemnification shall apply to any Claim incurred by or assessed against any Flextronics Indemnitee, but solely to the extent the same arise out or are related to:

(a) any failure of any Product (and Materials contained therein) sold by Flextronics hereunder or any Deliverables to comply with any safety standards and/or Environmental Regulations to the extent that such failure has not been caused by Flextronics’s willful misconduct, gross negligence or

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breach of Flextronics’s express limited warranties set forth in Section 8.1 hereof or as a result of any Flextronics Controlled Materials;

(b) any actual injury or damage to any person or property caused, or alleged to be caused, by a Product, but only to the extent such injury or damage has not been caused by Flextronics’s willful misconduct or gross negligence or breach of Flextronics’s express limited warranties set forth in Section 8.1 or as a result of any Flextronics Controlled Materials; or

(c) any infringement of the intellectual property rights, by a Product or any items provided by or required to be used by Customer,.

10.2 Indemnification by Flextronics. Flextronics shall defend Customer, its affiliated companies, officers, directors, employees, and agents (each a “Customer Indemnitee”) from and against all third party Claims listed below, and indemnify and hold harmless any Flextronics Indemnitee from the resulting costs and damages awarded against Customer to the third party making such Claim, by a trial court of competent jurisdiction (or such arbitrator or other third party with equivalent authority to decide the Claim) or agreed to in settlement subject to the remaining provision of this Section 10. In addition Flextronics shall reimburse Customer from all costs (including reasonable attorneys’ fees) incurred by Customer in connection with a Claim from the time Customer notifies Flextronics in writing of the Claim (no later than thirty (30) days from the date Customer learns of such Claim (“Notice”)) until Flextronics assumes primary control of the defense.

If: (i) Customer provides Notice to Flextronics of a Claim; and (ii) Flextronics decides that such a Claim does not fall under its indemnification obligations hereunder (“Non-Indemnity Action”); and (iii) Customer defends or settles such Non-Indemnity Action; and (iv) a court of competent jurisdiction or arbitrator holds that the Claim is one for which Flextronics should have defended and indemnified Customer, then Flextronics shall indemnify and reimburse Customer for all costs and expenses (including all damages, settlement payments, attorneys’ fees and other costs) arising from such Non-Indemnity Action.

Flextronics’s obligations of defense and indemnification shall apply to any Claim incurred by or assessed against any Customer Indemnitee, but solely to the extent the same arise out or are related to:

(a) any infringement of the intellectual property rights of any third party caused by (i) a process that Flextronics uses to manufacture, assemble and/or test the Products or (ii) Flextronics Background Property.

(b) any actual injury or damage to any person or property caused, or alleged to be caused, by a Deliverable or Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has been caused by Flextronics’s willful misconduct or gross negligence or the breach by Flextronics of its express limited warranties or the Flextronics Controlled Materials; or

(c) noncompliance with any Environmental Regulations but solely to the extent that such non-compliance is caused by Flextronics’s willful misconduct or gross negligence or a process that Flextronics uses to manufacture the Products or Flextronics’s failure to obtain a certificate of compliance for Flextronics Controlled Materials in accordance with Section 2(c).

10.3 Procedures for Indemnification. The indemnification obligations of the parties pursuant to this Section 10 shall be subject to the party seeking indemnification giving the other party prompt notice of any third-party claim and reasonably cooperating with the indemnifying party at the expense of the party seeking indemnification. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing. The party seeking indemnification shall have the right to passively participate in the defense thereof and to employ counsel (at its own expense) separate from the counsel employed by the indemnifying party. The indemnifying party shall have exclusive control and authority over the defense or settlement of such action. The indemnifying party

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shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim that imposes an obligation upon the indemnified party, such consent not to be unreasonably withheld.

10.4 Exclusions: Customer shall have no indemnification obligations with respect to any action arising out of: (i) the use of any Products, or any part thereof, by Flextronics in combination with products not supplied by Customer, (ii) any modification of a Product by Flextronics not expressly authorized by Customer, or (iii) the use of any Products by Flextronics other than in accordance with this Agreement, and in such event Flextronics shall defend Customer pursuant to this Section 10.2.

10.5 Design, Manufacture or Sale of Products Enjoined. Should the Design Services be enjoined for a Claim, and Customer is unable within a reasonable time and at Customer’s expense to obtain the right for Flextronics to continue the Design Services or the performance of its obligations under this Agreement, then Flextronics will have the right to terminate this Agreement under Section 11.2(a). Should the manufacture, sale or use of any Deliverables or Products be enjoined for a cause stated in Section 10.1 or 10.2(c) above, or in the event the indemnifying party desires to minimize its liabilities under this Section 10, in addition to its indemnification obligations set forth in this Section 10, the indemnifying party’s sole responsibility is, at its sole discretion, to either substitute a fully equivalent Deliverable, Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined process or Product (as applicable). In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then, all accepted purchase orders and the current forecast will be considered cancelled and Customer shall purchase all Products, Design Materials Inventory, Inventory and Special Inventory as provided in Sections 5.4, 6.3, 6.4 and 6.5 hereof, as applicable. Any changes to any Deliverables or Products or process must be made in accordance with Section 2 and 3.2 above, respectively. Notwithstanding the foregoing, in the event that a third party makes an infringement claim in connection with Section 10.1(c) or 10.2(a), but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Deliverable, Product or process (as applicable) or modify the Deliverable, Product or process (as applicable) if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party that such Deliverable, Product or process is not infringing or that the patents alleged to have been infringed are invalid.

THE FOREGOING SECTION 10 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

10.6 Limitation of Liability. EXCEPT WITH REGARD TO A PARTY’S WILLFUL AND INTENTIONAL, GROSSLY NEGLIGENT, OR TORTIOUS CONDUCT, A BREACH OF SECTIONS 10.1 AND 10.2 ABOVE OR SECTION 12.1 BELOW, OR BREACHES OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “COVER” DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

IN NO EVENT WILL FLEXTRONICS’S TOTAL, AGGREGATE AND CUMULATIVE LIABILITY TO CUSTOMER FOR ANY CAUSE EXCEED 20% OF THE AMOUNT FLEXTRONICS ACTUALLY RECEIVED FROM CUSTOMER FOR THE DELIVERABLES AND PRODUCTS PURCHASED BY CUSTOMER FROM THE MOST RECENT TWELVE MONTHS PRIOR TO THE EVENT GIVING RISE TO THE LOSS, DAMAGE, OR LIABILITY.

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11	TERM AND TERMINATION.

11.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for one (1) year thereafter unless terminated as provided in Section 11.2 or 13.9 (Force Majeure). After the expiration of the initial term hereunder (unless this Agreement has been terminated), this Agreement shall be automatically renewed for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew this Agreement ninety (90) days or more prior to the end of any term.

11.2 Termination. The parties may terminate the Agreement or either the Design Services or the Work as further provided in this Section 11.2 and in Section 12.9 (Force Majeure). In order to terminate both the Design Services and the Work, a party must terminate the Agreement.

(a) Termination for Convenience.

(i) This Agreement may be terminated for convenience by complying with the terms of both of subsections (ii) and (iii) below.

(ii) Customer may terminate the Design Services for convenience at [***]. In the event of termination for convenience prior to completion of the Design Services, Customer shall pay Flextronics all outstanding invoices and shall compensate Flextronics for all work in progress and out-of-pocket costs incurred up to the date of cancellation. Flextronics agrees to deliver all results of Design Services paid for up to the time of cancellation. Flextronics may terminate the Design Services if Flextronics cannot deliver under the Design Statement of Work due to causes beyond its control. The applicability of the foregoing shall be as agreed between the parties in good faith and using industry standards. In such event, Customer will compensate Flextronics for work performed at Flextronics’s standard hourly billing rates quoted in Fee List, and for out-of-pocket costs incurred prior to the date of stoppage. In the event that Customer cannot perform under this Agreement through causes beyond its control, Flextronics will be responsible for the return of payments made prior to the date of stoppage that are in excess of work performed and out-of-pocket costs incurred.

(iii) Either party may terminate the Work upon [***] written notice to the other party.

(b) Termination for Breach. Either party may terminate the Agreement or either the Design Services or the Work for breach if: (i) the other party materially breaches any obligation to pay amounts due or any obligation of confidentiality and such breach continues without a cure for a period of 30 days after the delivery of written notice thereof by the terminating party to the other party, or (ii) if the other party materially breaches any other term or condition of this Agreement and such breach continues unremedied for a period of 90 days after the delivery of written notice thereof by the terminating party to the other party.

(c) Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions: (a) shall not affect the amounts due under this Agreement by either party that exist as of the date of expiration or termination, and (b) as of such date the provisions of Sections 4.5, 4.6, 5.1, 5.2, 5.4, 5.5, 6.3, 6.4, and 6.5 shall apply with respect to payment and shipment to Customer of finished Products, Design Materials Inventory, Inventory, and Special Inventory in existence as of such date; and (c) shall not affect Flextronics’s express limited warranty in Section 8.1 above. Termination of

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this Agreement and settling of accounts in the manner set forth in the foregoing sentence shall be the exclusive remedy of the parties for breach of this Agreement, except for breaches of Section 12.1 (Confidentiality) or the parties’ respective indemnification obligations as set forth in Section 10. Notwithstanding termination or expiration of this Agreement, Sections 4.5, 4.6, 5.4, 5.5, 6.3, 6.4, 6.5, 8, 9.1, 9.2, 9.3, 9.4, 10 and 12 shall be the only terms that survive any termination or expiration of this Agreement.

12	MISCELLANEOUS

12.1 Confidential Information. During the term of this Agreement and for three (3) years thereafter each party will not disclose without the permission of the other party any of the other party’s Confidential Information. Upon written request of a party, the other shall return all such Confidential Information of the requesting party and shall destroy all copies thereof.

12.2 Non-solicitation. Each of the parties hereto agrees that, during the term of this Agreement and for a period of [***] following termination of this Agreement, except for employment opportunities generally advertised, neither party will, except with the other party’s prior written approval, solicit, offer employment to, or contract with the other party’s employees or contractors who were engaged in the activities related to the Design Services.

12.3 Insurance. Flextronics and Customer agree to maintain appropriate insurance to cover their respective risks under this Agreement with coverage amounts commensurate with levels in their respective markets. Customer specifically agrees to maintain insurance coverage for any finished Products or Materials the title and risk of loss of which passes to Customer pursuant to this Agreement and which is stored on the premises of Flextronics.

12.4 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on Customer’s purchase orders shall be of no effect. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law. The Exhibits that form part of this Agreement as of the Effective Date are the following:

Exhibit 1:	Definitions
Exhibit 2:	Design Statement of Work (Sample)
Exhibit 3.1:	Manufacturing Specifications
Exhibit 4.4:	Fee List
Exhibit 5:	Material Environmental Compliance Process

12.5 Enforcement of Agreement. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

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12.6 Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted

12.7 Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

12.8 Expenses. In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding or a party must engage an attorney to enforce its right hereunder, the prevailing party shall be entitled to receive reimbursement for all associated reasonable costs and expenses (including, without limitation, attorneys’ fees) from the other party.

12.9 Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement.

12.10. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party which will not be unreasonably withheld. Notwithstanding the foregoing, (i) Flextronics may assign, delegate, or subcontract some or all of its rights and obligations under this Agreement to an affiliated Flextronics entity; and (ii) Customer shall have the right to assign (in whole but not in part) this Agreement at any time in the event of (a) a merger of Customer with another party, whether or not Customer is the surviving entity; (b) the acquisition of more than fifty percent of any class of Customer’s voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); or (c) the sale or other transfer of more than fifty percent of Customer’s assets (whether in a single transaction or series of transactions), provided that in each case the assignee agrees in writing to be bound by all of the provisions of this Agreement and Flextronics is able to confirm the creditworthiness of any assignee to its complete satisfaction. Notwithstanding anything in this Agreement to the contrary, within ten (10) days after Customer’s assignment of this Agreement, Customer will give Flextronics written notice of such assignment. For a period not to exceed 3 months following Flextronics’s receipt of notice of any such assignment, Flextronics shall have the right to terminate this Agreement upon 30 days’ notice. Any such assignment shall not relieve Customer of liability for any amounts due and payable to Flextronics hereunder unless or until such payment liability is discharged in full.

12.11 Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage

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prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section

12.12 Controlling Law; Disputes Resolution.

This Agreement shall be governed by and interpreted in accordance with the laws of the state of California and the parties hereby consent to the personal and exclusive jurisdiction and venue of the California state courts and the Federal courts located in Santa Clara County, California. Notwithstanding the foregoing, except with respect to enforcing claims for injunctive or equitable relief, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud will be submitted for resolution by binding arbitration in accordance with the Comprehensive Arbitration Rules & Procedures of JAMS. The arbitration will be held in Santa Clara County, California and it shall be conducted in the English language. Judgment on any award in arbitration may be entered in any court of competent jurisdiction. Notwithstanding the above, each party shall have recourse to any court of competent jurisdiction to enforce claims for injunctive and other equitable relief.

IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW. To the extent applicable, in the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

12.13 Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

12.14 Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

12.15 Customer Representative. _FireEye Director of Hardware Development and Manufacturing shall represent Customer during the performance of this Agreement with respect to the Design Services and deliverables defined herein, and has authority to execute modifications or additions to this Agreement.

12.16 Use of the other party’s Name is Prohibited. The existence and terms of this Agreement are Confidential Information and protected pursuant to Section 12.1 above. Accordingly, neither party may use the other party’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the prior express written consent the other party. Neither party, their employees, their affiliates companies, nor their subcontractors shall publicly announce this Agreement or release any information pertaining hereto publicly without the prior written consent of the other party. Neither party shall use any trademark, trade name, or names, logos or any contraction, abbreviation, or otherwise of the other party’s, unless such other party agrees upon a separate trademark license.

12.17 Counterparts. This Agreement may be executed in counterparts.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date indicated below.

FireEye Incorporated:		Flextronics Telecom Systems, Ltd.:

/s/ Alexa King		/s/ Manny Marimuthu
Signature		Signature

By:	Alexa King	By:	Manny Marimuthu
Title:	VP, Legal & General Counsel	Title:	Director

OCT 26 2012

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Exhibit 1

Definitions

“Affected Inventory Costs”	shall mean: (i) [***] of the Cost of all affected Inventory and Special Inventory in Flextronics’s possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (ii) [***] of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (iii) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, and (iv) expenses incurred by Flextronics related to labor and equipment specifically put in place to support the purchase orders and forecasts that are affected by such reschedule or cancellation (as applicable).

“Approved Vendor List” or “AVL”	shall mean a Customer approved list of suppliers currently approved to provide the Materials specified in the bill of materials for the Product.

“Confidential Information”	shall mean (a) the existence and terms of this Agreement and all information concerning the Design Services fees and the unit number and price of Products and Inventory/Special Inventory and (b) any other information that is marked as “Confidential” or the like or, if delivered verbally, confirmed in writing to be confidential within 30 days of the initial disclosure. Confidential Information does not include information which (i) the receiving party can prove it already knew at the time of receipt from the disclosing party; or (ii) has come into the public domain without breach of confidence by the receiving party; (iii) was received from a third party without restrictions on its use; (iv) the receiving party can prove it independently developed without use of or reference to the disclosing party’s Confidential Information; or (v) the disclosing party agrees in writing is free of such restrictions.

“Cost”	shall mean the direct cost of such Materials as represented on the bill of materials supporting the most current Product price at the time of completion of the Design Services, cancellation, expiration or termination, as applicable.

“Customer Specified Materials”	shall mean those Materials directed by the Customer to be included in the Deliverables and/or Product(s), as may be identified in the AVL, Specifications, BOM, or other written acknowledgement by the parties.

“Customer Indemnitee”	shall have the meaning set forth in Section 10.2.

“Damages”	shall have the meaning set forth in Section 10.1.

“Deliverables”	shall mean the items delivered to Customer by Flextronics pursuant to the Design Statement of Work, any New Developments incorporated therein and any pre-production, prototype or trial units of the Product.

“Design Materials Inventory”	shall mean any Materials necessary to perform the Design

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Services.

“Design Services”	shall have the meaning set forth in Section 2.

“Design Specifications”	shall have the meaning set forth in Section 2.

“Design Statement of Work”	shall have the meaning set forth in Section 2.

“Economic Order Inventory”	shall mean Materials purchased in quantities, above the required amount for purchase orders, in order to achieve price targets for such Materials and approved in writing by the Customer.

“Environmental Regulations”	shall mean any hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002/95/EC about the Restriction of Use of Hazardous Substances (RoHS).

“Essential IP”	shall mean the Intellectual Property Rights of any third parties in industry recognized standards, protected in any jurisdiction, which would be inherently infringed by the manufacture, design, use, or sale of a device made in compliance with such industry recognized standards.

“Fee List”	shall have the meaning set forth in Section 4.4.

“Flexibility Table”	shall have the meaning set forth in Section 6.2.

“Flextronics Indemnitee”	shall have the meaning set forth in Section 10.2.

“Force Majeure”	shall have the meaning set forth in Section 12.9.

“Intellectual Property Rights”	shall mean any and all intellectual property rights worldwide arising under statutory law, common law or by contract and whether or not perfected, including without limitation: (i) trade dress, trademark, and service mark rights; (ii) patents, patent applications and patent rights; (iii) rights associated with works or authorship including copyrights, copyright applications, copyright registrations, mask works rights, mask work applications, mask work registrations; (iv) rights relating to trade secrets and confidential information; (v) any rights analogous to those set forth in this section and any other proprietary rights relating to intellectual property; and (vi) divisionals, continuations, renewals, reissues and extension of the foregoing (as and to the extent applicable) now existing, hereafter filed, used or acquired, and whether registered or unregistered.

“Inventory”	shall mean any Materials that are used by Flextronics to manufacture the Products that are ordered pursuant to a purchase order from the Customer as part of the Work.

“Lead Time(s)”	With respect to Design Materials Inventory, shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’s MRP system or (b) the actual lead time, if a supplier has increased or decreased the lead time but Flextronics has not yet updated its MRP system. With respect to Inventory, shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’s facility to the completion of the manufacture, assembly and test processes

“Long Lead Time Materials”	shall mean Materials with Lead Times exceeding the period covered by the accepted purchase orders for the Products to the

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FLEXTRONICS AND CUSTOMER CONFIDENTIAL

extent necessary for the manufacture of additional Product covered by the Customer’s forecast and approved in advance and in writing by the Customer.

“Manufacturing Specifications”	shall have the meaning as defined in Section 3.1.

“Materials”	shall mean labor, components, materials and supplies that are used in the design, development, manufacturing, testing, packaging, and distribution of electronic products.

“Materials Procurement Lead Time”	shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’s MRP system or (b) the actual lead time, if a supplier has increased or decreased the lead time but Flextronics has not yet updated its MRP system.

“Minimum Order Inventory”	shall mean Materials purchased in excess of requirements for purchase orders because of minimum lot sizes available from manufacturers. These lot sizes must be reviewed and agreed to, in writing, in advance

“MOH”	shall the reasonable costs to Flextronics of acquiring, managing and storing Materials, which may be expressed as a percentage of the Cost of the Materials, as such percentage is set forth in the applicable SOW; if no MOH is specified in the applicable SOW, then the MOH shall be equal to: (i) [***] of the Cost of all Materials on hand at Flextronics; and (ii) [***] of the Cost of all Materials on order and not cancelable.

“Monthly Charges”	shall mean a finance carrying charge of [***], in the case of the Cost of the Inventory and/or Special Inventory affected by the reschedule or cancellation (as applicable) per month until such Inventory and/or Special Inventory is used to manufacture Product or is otherwise purchased by Customer.

“New Developments”	shall have the meaning as defined in Section 9.4.

“Special Inventory”	shall mean any Customer Specified Materials which are Long Lead Time or have Minimum or Economic Order Inventory requirements. Special Inventory must be identified and agreed to in advance, and in writing.

“Specifications”	shall mean the Design Specifications or the Manufacturing Specifications, as applicable.

“Work”	shall have the meaning as defined in Section 3.1.

“Aged Inventory”	shall mean any Inventory and Special Inventory for which there has been zero or insignificant consumption for such Inventory over the past [***], which includes any particular item that Flextronics has had on hand for more than [***].

“Excess Inventory”	shall mean all Inventory and Special Inventory possessed or owned by Flextronics that is not required for consumption to satisfy the next [***] of demand for Products under the then-current purchase order(s) and forecast.

“Obsolete Inventory”	Shall mean Inventory or Special Inventory that is any of the following: (a) removed from the bill of materials for a Product by an engineering change; (b) no longer on an active bill of material for any of Customer’s Products; or (c) on-hand Inventory and

CDM - E	- 20 -
***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FLEXTRONICS AND CUSTOMER CONFIDENTIAL

Special Inventory that are not required for consumption to satisfy the next [***] of demand for Products under the then-current purchase order(s) and forecast.

CDM - E	- 21 -
***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FLEXTRONICS AND CUSTOMER CONFIDENTIAL

Exhibit 2

Design Statement of Work

(Sample)

Section 1 – Product Definition

•	High level description of product

•	What the product is/is not

Product appearance picture

Section 2 – Design Specifications

Detailed product specification (can be separate document if desired)

Section 3 – Proposed Schedule & Deliverables

•	Project schedule

•	Key deliverable dates

•	Key deliverables

Section 4 – Project Design Responsibilities

•	Flextronics’s detailed responsibilities

•	Customer’s detailed responsibilities

•	Shared responsibilities

Section 5 – Customer Specified Items

•	Customer specified components, suppliers, mechanical designs, software, subsystems, etc.

•	Customer preferences for certain components

Section 6 – Testing requirements

•	Validation test requirements

•	Regulatory test requirements

•	Reliability testing requirements

•	Unique testing requirements

•	Required certifications

Section 7 – Process

•	Customer’s unique development process requirements

Section 8 – Contacts

•	Customer contacts

•	Flextronics contacts

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FLEXTRONICS AND CUSTOMER CONFIDENTIAL

•	Including:

•	Name

•	Voice Number

•	Pager Number

•	Fax Number

•	Email

Section 9 – Costs

•	Product BOM target costs / Flextronics product cost

•	Flextronics’s NRE cost or quotation

•	Flextronics’s prototype cost (optional, can be covered in manufacturing agreement)

•	Outside service costs

Section 10 – Acceptance Criteria

Describe the objective criteria upon which both parties agree that the Deliverables or other work will be accepted by Customer; e.g., test requirements, delivery of report, etc. - acceptance criteria are unique and need to fit the specific work being performed.

If any provisions of the Agreement need to be modified for a particular Design Statement of Work, those changes would also be included here.

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FLEXTRONICS AND CUSTOMER CONFIDENTIAL

Exhibit 3.1

Manufacturing Specifications

Incorporated by reference only.

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FLEXTRONICS AND CUSTOMER CONFIDENTIAL

Exhibit 4.4

Fee List

[TO BE COMPLETED – to reflect the agreed upon payment schedule, terms and method of payment, and dollar amounts. Design fees shall be numbered sequentially to match the number of Design Statements of Work (e.g. B-1, B-2, B-3, etc.)]

1.	Schedule of Design Fees

For each Design Statement of Work, the parties shall agree on a schedule of design fees as may be incorporated in Exhibit 4.4 herein, by reference, or alternatively in each corresponding Design Statement of Work.

a)	Project Fees: Customer agrees to pay Flextronics the fees related to the Services on the dates of completion below:

Event/Milestone	Completion Date	Payment

1) such as “execution of this Agreement”
2) such as “completion of Design Stage 1”
3) such as “completion of Tooling”
4) such as “completion of Design Stage 2”
5)

The amount estimated for Stages 1 and 2 are fixed fees. Further stage estimates are budgetary only and will be billed on an actual time and materials basis.

b)	Other Costs and Expenses: Prototyping and modeling costs are not fixed estimates and will be passed on at cost plus [***]. All other out of pocket expenses incurred by Flextronics on behalf of the Customer will be passed on at cost plus [***]. Travel time will be charged at normal rates of [***] per hour based on seven hours per twenty-four hour time period. Travel expenses will be passed on at cost plus [***]. Flextronics will provide estimates of expenses before committing funds.

2.	Schedule of Work Fees

To be attached or incorporated by reference.

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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FLEXTRONICS AND CUSTOMER CONFIDENTIAL

EXHIBIT 5

Material Environmental Compliance Process

CDM - E	- 26 -

Environmental Compliance- Hazardous Substance Data Declaration process & Independent Lab services

PTC®

Windchill Product Analytics

Supplier	Supplier ID	Part Owner	Request Status	Reported	Disclosure	ROHS(C)	ROHS(I)	JIG A	REACH SVHC	REACH SUSPECT SVHC
AVX	10194	bgreen	Open		∅	∅	∅	∅	∅	∅
AVX	10194	bgreen	Completed	06/12/2006 00:00:00		✓	✓	✓	✓	✓
AVX	10194	bgreen	Completed	06/12/2006 00:00:00		✓	✓	✓	✓	✗
AVX	10194	bgreen	Completed	06/12/2006 00:00:00		✓	✓	✓	✓	✗
T R FASTENINGS LTD	PTRFAS02	bgreen	Completed	02/11/2009 00:00:00		✓	✓	✗	✓	✓
A	A	bgreen	Not Requested	06/25/2004 08:40:50		✓	✓	✓	✓	✓
A	A	bgreen	Not Requested	06/25/2004 08:40:50		✓	✓	✓	✓	✓
A	A	bgreen	Not Requested	06/25/2004 08:40:50		✓	✓	✓	✓	✓
A	A	bgreen	Not Requested	06/25/2004 08:40:50		✓	✓	✓	✓	✓
A	A	bgreen	Not Requested	06/25/2004 08:40:50		✓	✓	✓	✓	✓
SUPA	SID101	bgreen	Overdue	06/12/2006 00:00:00		✗	✗	✗	✓	✓
ATMEL CORP	118235	bgreen	Completed	07/17/2006 00:00:00		✓	✓	✓	✓	✗
ATMEL CORP	118235	bgreen	Completed	07/17/2006 00:00:00		✓	✓	✓	✗	✗
SKYWORKS SOLUTIONS LTD	423800932	bgreen	Not Requested	07/14/2008 00:00:00		✓	✓	✗	✗	✗

FLEXTRONICS

Windchill Product  Analyticstionality/Benefits:
• Track key legal regulations and customer
requirements
• Develop and maintain a proactive harmonized
corporate standard under rev control.
• Automated supplier data collection / validation
• Use industry standards (IMDS,  BOMCheck, 1752,
1752A, JPSSI) or customer-specified forms /
formats
• Centralized Data Collection in Flextronics for
consistent results
• Simple dashboard to show compliance to multiple
regulations and customer requirements.
• Adaptable outputs for customer requirements
Hazardous Materials Declaration Solution
This solution provides risk mitigation, cost effectiveness and provides customers with a full suite of environmental declaration services.

Shipping
BOM & AML
Set up
Purchasing
Incoming
Inspection
Receiving
(Compliance
Check)
Warehouse
PTC WPA
(Env Data Master)
MPDM Agile
Flextronics Environmental System Architecture
All Parts Env Compliant
Customer
Owned
Flows
Through
(No Flex
Env Data)
Baan/ERP
FPDM
Windchill
EMS Data Flow
ODM Data Flow
Customer
Owned
Flex Owned/
Customer Revenue
Design
Teams
Compliance Status
Yes
No
Supply Chain
Automated Portal/
Escalations
Engineering Shared Services Team
Part Lead
Time

3   Party Test Verification Services
• Flextronics has strategic partnership with SGS
• SGS has 24 Laboratories WW, more than
1,000 specialists
• Broad coverage of Restricted Substances (RS)
• Compliance to all Substance Regulations
• Flextronics secured best in industry test pricing
for RoHS, REACH SVHC, PVC, Phthalates,
Halogens and other substances
Flextronics has relationship with a major lab with industry
leading pricing leverageable for both suppliers and customers.
In addition to Hazardous Substance Data Declarations, Flextronics
also offers management of verification services through SGS to provide independent validation of chemical substance compliance rd

IPC ASSOCIATION CONNECTING ELECTRONICS INDUSTRIES®	**Material Composition Declaration**	This document is a declaration of the substances within the manufacturer listed item. Note: If the item is an assembly with lower level parts, the declaration encompasses all lower level materials for which the manufacturer has engineering responsibility. **Adobe Reader version 7.0.5 is required to complete this declaration.**

© Copyright 2005. IPC, Bannockburn, Illinois. All rights reserved under both International and Pan-American copyright conventions.

1752-2 1.1	IPC Web Site for Information on IPC-1752 Standard http://www.ipc.org/IPC-175x	Form Type * Distribute	Declaration Class * Class 6 - RoHS Yes/No, Homogeneous Materials and Mfg Informat

Supplier Information

Company Name *	Company Unique ID	Unique ID Authority	Response Date *	Response Document ID
Ecliptek Corporation			2009-04-30	
Contact Name *	Title - Contact	**Phone - Contact ***	**Email - Contact ***	
Tom Culhane	V.P. of Engineering	(714) 433-1200	quality@ecliptek.com	
Authorized Representative *	Title - Representative	**Phone - Representative ***	**Email - Representative ***	Supplier Comments or URL for Additional Information
Tom Culhane	V.P. of Engineering	(714) 433-1200	quality@ecliptek.com	http://www.ecliptek.com/

Requester Item Number	Mfr Item Number	Mfr Item Name	Effective Date	Version	Manufacturing Site	Weight *	UOM	Unit Type
	E2S Series		2007-11-02		China	565	mg	Each
Alternate Recommendation				Alternate Item Comments				

Manufacturing Process Information

Terminal Plating / Grid Array Material	Terminal Base Alloy	J-STD-020 MSL Rating	Peak Process Body Temperature	Max Time at Peak Temperature	Number of Reflow Cycles
Matte Tin (Sn) - with Nickel (Ni) barrier	Kovar	1	260 C	10 seconds	3

Comments
Terminal Plating Thickness: Tin (3 to 5µm), Nickel (3 to 4µm).
RoHS Definition Addition: Quantity limit of 0.1% by mass (1000ppm) in homogeneous material for Decabromodiphenylether (or Deca-BDE) and Perfluorooctane Sulfonate (PFOS).

Save the fields in this form to a file [Export Data] Import fields from a file into this form [Import Data] Locked

RoHS Material Composition Declaration

Declaration Type * Detailed

RoHS Directive 2002/95/EC	**RoHS Definition:** Quantity limit of 0.1% by mass (1000 PPM) in homogeneous material for: Lead (Pb), Mercury, Hexavalent Chromium, Polybrominated Biphenyls (PBB), Polybrominated Diphenyl Ethers (PBDE) and quantity limit of 0.01% by mass (100 PPM) of homogeneous material for Cadmium

Please indicate whether any homogeneous material (as defined by the RoHS Directive, EU 2002/95EC and implemented by the laws of the European Union member states) of the part identified on this form contains lead, mercury, cadmium, hexavalent chromium, polybrominated biphenyls and/or polybrominated diphenyl ethers (each a "RoHS restricted substance") in excess of the applicable quantity limit identified above. If a homogeneous material within the part contains a RoHS restricted substance in excess of an applicable quantity limit, please indicate below which, if any, RoHS exemption you believe may apply. If the part is an assembly with lower level components, the declaration shall encompass all such components.
Supplier certifies that it gathered the information it provides in this form using appropriate methods to ensure its accuracy and that such information is true and correct to the best of its knowledge and belief, as of the date that Supplier completes this form. Supplier acknowledges that Company will rely on this certification in determining the compliance of its products with European Union member state laws that implement the RoHS Directive. Company acknowledges that Supplier may have relied on information provided by others in completing this form, and that Supplier may not have independently verified such information. However, in situations where Supplier has not independently verified information provided by others, Supplier agrees that, at a minimum, its suppliers have provided certifications regarding their contributions to the part, and those certifications are at least as comprehensive as the certification in this paragraph.
If the Company and the Supplier enter into a written agreement with respect to the identified part, the terms and conditions of that agreement, including any warranty rights and/or remedies provided as part of that agreement, will be the sole and exclusive source of the Supplier's liability and the Company's remedies for issues that arise regarding information the Supplier provides in this form. In the absence of such written agreement, the warranty rights and/or remedies of Supplier's Standard Terms and Conditions of Sale applicable to such part shall apply.

RoHS Declaration *	1 - Item(s) does not contain RoHS restricted substances per the definition above	Supplier Acceptance *	Accepted

Exemptions: If the declared item does not contain RoHS restricted substances per the definition above except for defined RoHS exemptions, then select the corresponding response in the RoHS Declaration above and choose all applicable exemptions.

Declaration Signature

Instructions: Complete all of the required fields on all pages of this form. Select the "Accepted" on the Supplier Acceptance drop-down. This will display the signature area. Digitally sign the declaration (if required by the Requester) and click on Submit Form to have the form returned to the Requester.

Supplier Digital Signature	Tom Culhane

FLEXTRONICS

Flextronics Environmental Data Management Solution
Flextronics uses the
IPC1752A XML industry
standard protocol for 3
classes of environmental
declarations (A, C, D)
Flextronics can provide
data for customers
using IPC1752 format or
customize as customer
requests.